UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2007

APOLLO INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Maryland	814-00646	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 14th Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The following press release was issued by Apollo Investment Corporation on January 18, 2007:

APOLLO INVESTMENT CORPORATION CLOSES PUBLIC OFFERING OF COMMON STOCK

New York, N.Y. – January 18, 2007 – Apollo Investment Corporation (NASDAQ: AINV) announced today the closing of its public offering of 18 million shares of common stock. The Company raised approximately $385.74 million in net proceeds after deducting underwriting discounts and commissions.

The Company expects to use the net proceeds of the offering to repay amounts outstanding under its senior credit facility, to make investments in portfolio companies and for general corporate purposes. J.P. Morgan Securities Inc., Citigroup Corporate and Investment Banking, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Wachovia Capital Markets, LLC, SunTrust Capital Markets, Inc., RBC Capital Markets Corporation, BMO Capital Markets Corp., UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Stifel, Nicolaus & Company, Incorporated and Keefe, Bruyette & Woods, Inc. were the underwriters for the offering. J.P. Morgan Securities Inc., Citigroup Corporate and Investment Banking, Banc of America Securities LLC and Bear, Stearns & Co. Inc. were joint bookrunning managers for the offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the offered shares, and none of these shares may be sold in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained when available from J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245 (telephone number: 718-242-8002); Citigroup Corporate and Investment Banking, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 (telephone number: 718-765-6732; email: batprospectusdept@citigroup.com); Banc of America Securities LLC, Capital Markets (Prospectus Fulfillment) by e-mail: dg.prospectus_distribution@bofasecurities.com or by mail to Banc of America Securities LLC, Capital Markets Operations, 100 West 33rd Street, 3rd Floor, New York, NY 10001; and Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Prospectus Department (telephone number: 631-274-8321).

ABOUT APOLLO INVESTMENT CORPORATION

Apollo Investment Corporation, or the Company, is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. The Company invests primarily in mezzanine loans and senior secured loans in furtherance of its business plan and also invests in the equity of portfolio companies. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements.” These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT:

Richard L. Peteka

Apollo Investment Corporation

(212) 515-3488

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Prospectus Supplement dated January 11, 2007 to the Prospectus dated September 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORPORATION

Date: January 18, 2007	By:	/s/ Richard L. Peteka
	Name:	Richard L. Peteka
	Title:	Chief Financial Officer